UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia 31408

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2018, Ed Anderson notified the Board of Directors (the “Board”) of Citi Trends, Inc. (the “Company”) that he will resign as a director of the Company and from his role as non-executive Chairman of the Board, effective June 30, 2018.  Mr. Anderson’s resignation is not the result of any disagreement with the Company.  Following receipt of this notification, the Board voted to decrease the size of the Board to seven members, to be effective as of the effective time of Mr. Anderson’s resignation.  Additionally, the Board elected John S. Lupo to serve as Chairman of the Board upon Mr. Anderson’s resignation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below, at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”) held on June 6, 2018, the Company’s stockholders approved amendments (the “Declassification Amendments”) to the Company’s second amended and restated certificate of incorporation and second amended and restated bylaws, as amended, to declassify the Board.  As outlined in the proxy statement for the 2018 annual meeting of stockholders, the declassification of the Board will be phased in commencing with the 2019 annual meeting of stockholders, and would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2021 annual meeting of stockholders.  To comply with Delaware law, the amendments do not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2018 annual meeting of stockholders).  The amendments to the certificate of incorporation are reflected in the third amended and restated certificate of incorporation, which was filed with the Secretary of State of the State of Delaware on June 6, 2018, and is attached hereto as Exhibit 3.1.

In addition, on June 6, 2018, the Company’s stockholders ratified, on a non-binding advisory basis, an amendment to the Company’s second amended and restated bylaws to designate Delaware as the exclusive forum for certain legal actions (the “Exclusive Forum Amendment”).  The Exclusive Forum Amendment and the Declassification Amendments are reflected in the Company’s third amended and restated bylaws, which went into effect on June 6, 2018 and are attached hereto as Exhibit 3.2.

The foregoing summary of the Declassification Amendments and the Exclusive Forum Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the third amended and restated certificate of incorporation and third amended and restated bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected three director nominees to serve as Class I directors whose terms will expire at the 2021 annual meeting of stockholders, (2) approved a proposal to adopt the Declassification Amendments, (3) ratified the Exclusive Forum Amendment, (4) adopted, on a non-binding, advisory basis, the resolution approving the compensation of the Company’s named executive officers as set forth in the proxy statement, and (5) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019.

The voting results were as follows:

(1) The election of three directors:

Board of Directors Nominee	For	Against	Abstain	Broker Non-Votes
Laurens M. Goff	9,910,327	421,652	2,411	692,576
Margaret L. Jenkins	10,032,900	298,779	2,711	692,576
Bruce D. Smith	10,028,880	303,074	2,436	692,576

(2) A proposal to approve the Declassification Amendments:

For	Against	Abstain	Broker Non-Votes
10,324,126	3,452	6,812	692,576

(3) A proposal to ratify, on a non-binding advisory basis, the Exclusive Forum Amendment:

For	Against	Abstain	Broker Non-Votes
6,407,783	3,919,951	6,656	692,576

(4) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement:

For	Against	Abstain	Broker Non-Votes
10,089,347	197,578	47,465	692,576

(5) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019:

For	Against	Abstain
10,972,285	54,681	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation

3.2	Third Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: June 7, 2018
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	President and Chief Executive Officer